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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated January 31, 2003 with respect to the financial statements included in the filing of the Post Effective Amendment No. 1 to Registration Statement (Form S-8) of Atlas Mining Company for the fiscal year ended December 31, 2002.



/s/ Chisholm & Associates
Chisholm & Associates
North Salt Lake, Utah
June 30, 2003